QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2008

ACCURAY INCORPORATED
Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301 (Commission File Number)	20-8370041 (IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

        On November 6, 2008, Accuray Incorporated (the "Company") issued a press release announcing that in conjunction with its independent auditors and legal advisors, it is further reviewing financial results for the first quarter of fiscal 2009, ended September 27, 2008. In response to allegations by a former employee of possible improprieties in handling and accounting for certain inventory items, the Company has commenced an internal investigation into the allegations, using an independent external investigator. The internal investigation is not yet complete, as a result the Company is not able to release its financial results for the fiscal quarter ended September 27, 2008. In addition, the Company will not be able to file its Quarterly Report on Form 10-Q on November 6, 2008, the date on which such filing is due. The Company expects to file a Notice of Late Filing on Form 12b-25 with the SEC tomorrow.

        A copy of the Company's press release dated November 6, 2008, titled "Accuray Postpones Release of First Quarter Fiscal 2009 Results" is attached hereto as Exhibit 99.1.

        Exhibit 99.1 contains forward-looking statements within the meaning of the federal securities laws. These statements are present expectations, and are subject to the limitations listed therein and in the Company's other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

        The foregoing information (including the exhibit hereto) is being furnished under "Item 2.02 Results of Operations and Financial Condition" (including the exhibit hereto) and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

  (d)
  Exhibits.

Number	Description
99.1	Press Release dated November 6, 2008, titled "Accuray Postpones Release of First Quarter Fiscal 2009 Results"

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED
Dated: November 6, 2008	By:	/s/ DARREN J. MILLIKEN Darren J. Milliken Interim General Counsel

 EXHIBIT INDEX

Number	Description
99.1	Press Release dated November 6, 2008, titled "Accuray Postpones Release of First Quarter Fiscal 2009 Results"

QuickLinks

  Item 2.02. Results of Operations and Financial Condition.
SIGNATURES
EXHIBIT INDEX